Exhibt 14(a)
Consent of Independent Registered Public Accounting Firm
The Board of Trustees of
The Centre Funds:

We consent to the use of our report dated November 26, 2014 incorporated by reference herein for The Centre Funds and to the references to our firm under the heading “Experts” in the proxy statement/prospectus on Pre-Effective Amendment No. 2 on Form N-14.

/s/ KPMG LLP

San Francisco, CA
 February 3, 2015